UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) October 31, 2005

OCCIDENTAL PETROLEUM CORPORATION

(Exact name of registrant as specified in its charter)

Delaware	1-9210	95-4035997
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

10889 Wilshire Boulevard Los Angeles, California	90024
(Address of principal executive offices)	(ZIP code)

Registrant’s telephone number, including area code:

(310) 208-8800

Check the appropriate box below if the Form 8-K is intended to simultaneously satisfy the filing obligation of the Registrant under any of the following provisions (see General Instruction A.2. below):

[ X	] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[	] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[	] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[	] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 2 – Financial Information

Item 2.02. Results of Operations and Financial Condition

On October 31, 2005, Occidental Petroleum Corporation released information regarding its results of operations for the fiscal period ended September 30, 2005. The exhibits to this Form 8-K and the information set forth in this Item 2.02 are being furnished pursuant to Item 2.02, Results of Operations and Financial Condition. The full text of the press release is attached to this report as Exhibit 99.1. The full text of the speeches given by Dr. Ray R. Irani and Stephen I. Chazen are attached to this report as Exhibit 99.2. Investor Relations Supplemental Schedules are attached to this report as Exhibit 99.3.

Section 8 – Other Events

Item 8.01. Other Events

On October 31, 2005, Occidental Petroleum Corporation announced net income for the third quarter 2005 of $1.747 billion ($4.32 per share), compared with $758 million ($1.91 per share) for the third quarter 2004. Included in the third quarter 2005 net income are the effects of three significant items — a $463 million after-tax gain resulting from Valero's acquisition of Premcor, a $335 million tax benefit due to the reversal of tax reserves no longer required and a $98 million after-tax charge from the write-off of certain chemical plants. Core earnings for the third quarter were $1.089 billion ($2.69 per share), compared with $759 million ($1.92 per share) for the same period in 2004.

Oil and Gas

Oil and gas segment earnings were $1.760 billion for the third quarter 2005, compared with $1.216 billion for the third quarter 2004, an increase of approximately 45 percent. The third quarter 2005 included a $9 million insurance premium increase related to hurricanes in the Gulf of Mexico. After adjusting for the impact of this increase, core earnings were $1.769 billion for the quarter. The improvement in the third quarter 2005 core earnings included $692 million from higher worldwide crude oil and gas prices, partially offset by higher operating, exploration, and other costs and increased DD&A rates.

Chemicals

Chemical segment earnings were $3 million for the third quarter 2005, compared with $141 million for the third quarter 2004. The third quarter 2005 included a $139 million charge for the write-off of two previously idled plants and one currently operated plant, a charge of $20 million for the write-down of a plant and a $5 million charge due to higher insurance premiums directly related to hurricanes in the Gulf of Mexico. After adjusting for the $164 million pre-tax charges, core earnings were $167 million for the third quarter 2005, compared with $141 million for last year's third quarter.

The improvement in the third quarter 2005 core earnings was primarily due to higher margins in chlorine, caustic soda and polyvinyl chloride resulting from higher sales prices, partially offset by higher energy and feedstock costs. Volumes were reduced and feedstock costs increased as a result of the hurricanes.

Other Items

The $335 million tax benefit recorded in the third quarter 2005 is due to the reversal of tax reserves no longer required as U.S. federal corporate returns for tax years 1998-2000 became closed due to the lapsing of the statute of limitations.

A $726 million pre-tax gain resulting from Valero's acquisition of Premcor and our subsequent sale of 89 percent of the Valero shares received was recorded in the third quarter 2005. Occidental tendered its 9 million shares of Premcor for cash and shares of Valero Energy Corporation stock pursuant to the Premcor-Valero merger agreement.

Nine-Months Results

For the first nine months of 2005, net income was $4.129 billion ($10.26 per share), compared with $1.826 billion ($4.63 per share) for the first nine months of 2004.

Core income was $2.806 billion for 2005, compared with $1.819 billion for 2004. See the attached schedules for a reconciliation of net income to core earnings for the third quarter and nine months.

Worldwide production for the first nine months of 2005 was 561,000 barrels of oil equivalent per day, compared to 569,000 barrels for the first nine months of 2004. Horn Mountain's production for the first nine months of 2005 was 14,500 barrels of oil equivalent, compared to 24,500 barrels of oil equivalent in 2004, primarily as a result of weather in the Gulf of Mexico and scheduled maintenance downtime. Compared to a year ago, production under the company's production-sharing contracts in Oman, Qatar, Yemen and Long Beach was negatively impacted by higher prices. If prices had remained at the nine months 2004 levels, production in the first nine months of 2005 would have been about 13,000 equivalent barrels per day higher. The nine months of 2005 included production of 13,000 equivalent barrels per day from the recent Permian acquisitions and the first lifting from Libya of 3,000 barrels per day.

Additional Information and Where to Find It

Occidental will file a Form S-4, Vintage will file a proxy statement and both companies will file other relevant documents concerning the proposed merger transaction with the Securities and Exchange Commission (SEC). INVESTORS ARE URGED TO READ THE FORM S-4 AND PROXY STATEMENT WHEN THEY BECOME AVAILABLE AND ANY OTHER RELEVANT DOCUMENTS FILED WITH THE SEC BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION. You will be able to obtain the documents free of charge at the website maintained by the SEC at www.sec.gov. In addition, you may obtain documents filed with the SEC by Occidental free of charge by contacting Christel Pauli, Counsel and Assistant Secretary, Occidental Petroleum Corporation, at 10889 Wilshire Blvd., Los Angeles, California 90024. The documents will also be available online at www.oxy.com.

Participants in the Solicitation

Occidental, Vintage and their respective directors and executive officers may be deemed to be participants in the solicitation of proxies from Vintage shareholders in connection with the merger. Information about the directors and executive officers of Oxy and their ownership of Occidental stock is set forth in the proxy statement for Occidental's 2005 Annual Meeting of Shareholders. Information about the directors and executive officers of Vintage and their ownership of Vintage stock is set forth in the proxy statement for Vintage's 2005 Annual Meeting of Shareholders. Investors may obtain additional information regarding the interests of such participants by reading the Form S-4 and proxy statement for the merger when they become available.

Investors should read the Form S-4 and proxy statement carefully when they become available before making any voting or investment decisions.

Forward-Looking Statements

The matters set forth in the press release, including statements as to the expected benefits of the Vintage acquisition such as material growth in Occidental's core areas, and other statements identified by such words as "will," "estimates," "expects," "hopes," "projects," "plans," and similar expressions are forward-looking statements within the meaning of the "safe harbor" provisions of the Private Securities Litigation Reform Act of 1995. These forward-looking statements involve risks and uncertainties that could significantly affect expected results, including a delay in or failure to obtain required approvals, the possibility that the anticipated benefits from the acquisition cannot be fully realized, the possibility that costs or difficulties related to the integration will be greater than expected, the ability to manage regulatory, tax and legal matters, and the impact of competition. Other risk factors that could cause results to differ materially from those set forth in forward-looking statements in the press release include, but are not limited to: changes in tax rates, exploration risks, global commodity pricing fluctuations and supply and demand considerations for oil, gas and chemicals and higher than expected costs. You should not place undue reliance on these forward-looking statements, which speak only as of the date of the press release. Unless legally required, Occidental undertakes no obligation to update publicly any forward-looking statements, whether as a result of new information, future events or otherwise. Actual results may differ from those set forth in the forward-looking statements.

The SEC limits the ability of oil and natural gas companies, in their filings with the SEC, to disclose reserves other than proved reserves demonstrated by actual production or conclusive formation tests to be economically producible under existing economic and operating conditions. We use certain terms in the press release, such as probable, possible and recoverable reserves, that the SEC's guidelines limit in filings with the SEC.

Information contained in the press release regarding Vintage's production, reserves, results, assets and other information has been taken from Vintage's public filings with the SEC. Occidental makes no representation with respect to the accuracy of this information.

SUMMARY OF SEGMENT NET SALES AND EARNINGS

	Third Quarter		Nine Months
($ millions, except	----------------		----------------
per share amounts)	2005	2004	2005	2004
================================	=======	=======	=======	=======
SEGMENT NET SALES
Oil and Gas	$ 2,817	$ 2,033	$ 7,389	$ 5,509
Chemical	1,190	945	3,379	2,690
Other	50	27	110	87
	-------	-------	-------	-------
Net sales	$ 4,057	$ 3,005	$10,878	$ 8,286
================================	=======	=======	=======	=======
SEGMENT EARNINGS
Oil and Gas	$ 1,760	$ 1,216	$ 4,434	$ 3,111
Chemical	3	141	442	289
	-------	-------	-------	-------
	1,763	1,357	4,876	3,400
Unallocated Corporate Items
Interest expense, net (a)	(70)	(59)	(178)	(187)
Income taxes (b)	(611)	(495)	(1,256)	(1,242)
Other (c)	660	(44)	682	(139)
	-------	-------	-------	-------

Income from Continuing Operations	1,742	759	4,124	1,832
Discontinued operations, net	2	(1)	2	(6)
Cumulative effect of accounting
changes, net	3	--	3	--
	-------	-------	-------	-------
NET INCOME	$ 1,747	$ 758	$ 4,129	$ 1,826
	=======	=======	=======	=======
BASIC EARNINGS PER COMMON SHARE
Income from continuing
operations	$ 4.31	$ 1.91	$ 10.25	$ 4.65
Discontinued operations, net	--	--	--	(.02)
Cumulative effect of accounting
changes, net	.01	--	.01	--
	-------	-------	-------	-------
	$ 4.32	$ 1.91	$ 10.26	$ 4.63
	=======	=======	=======	=======
DILUTED EARNINGS PER COMMON SHARE
Income from continuing
operations	$ 4.24	$ 1.88	$ 10.10	$ 4.58
Discontinued operations, net	--	--	--	(.01)
Cumulative effect of accounting
changes, net	.01	--	.01	--
	-------	-------	-------	-------
	$ 4.25	$ 1.88	$ 10.11	$ 4.57
	=======	=======	=======	=======
AVERAGE BASIC COMMON SHARES
OUTSTANDING	404.3	396.3	402.4	394.1
================================	=======	=======	=======	=======

See footnotes on following page.

(a) The third quarter 2005 includes a $4 million interest charge to redeem all of the outstanding 5.875-percent senior notes and two unsecured subsidiary notes. The third quarter 2005 also includes a $26 million charge to purchase in the open market and retire $172 million of Occidental's senior notes. The nine months 2005 also includes an $11 million interest charge to redeem all of the outstanding 4.1-percent medium term notes and 7.65-percent senior notes. The third quarter 2004 includes a $5 million interest charge to redeem all of the outstanding 6.5-percent senior notes and purchase in the open market and retire $51 million of Occidental's senior notes. The nine months 2004 also includes an $11 million interest charge to redeem all of the outstanding 8.16-percent Trust Preferred Redeemable Securities.

(b) The third quarter 2005 includes a $335 million tax benefit due to the reversal of tax reserves no longer required as U.S. federal corporate returns for tax years 1998-2000 became closed by lapsing of the statute of limitations. The nine months 2005 also includes a $619 million tax benefit resulting from a closing agreement with the U.S. Internal Revenue Service (IRS) resolving certain foreign tax credit issues and a $10 million charge related to a state income tax issue. The nine months 2004 includes a $20 million credit related to a settlement with the IRS.

(c) The third quarter 2005 includes a $726 million pre-tax gain from Valero's acquisition of Premcor and the subsequent sale of approximately 89 percent of the Valero shares received. The nine months 2005 also includes a $140 million pre-tax gain from the sale of 11 million shares of Lyondell Chemical Company, which represented approximately 27 percent of Occidental's investment.

SUMMARY OF CAPITAL EXPENDITURES AND DD&A EXPENSE

	Third Quarter		Nine Months
	----------------		----------------
($ millions)	2005	2004	2005	2004
================================	=======	=======	=======	=======

CAPITAL EXPENDITURES	$ 607	$ 466	$ 1,661	$ 1,270
	=======	=======	=======	=======
DEPRECIATION, DEPLETION
AND AMORTIZATION
OF ASSETS	$ 376	$ 321	$ 1,076	$ 969
================================	=======	=======	=======	=======

SUMMARY OF OPERATING STATISTICS

	Third Quarter		Nine Months
	----------------		----------------
	2005	2004	2005	2004
=====================================	=======	=======	=======	=======

NET OIL, GAS AND LIQUIDS
PRODUCTION PER DAY

United States
Crude oil and liquids (MBBL)
California	73	77	75	77
Permian	165	154	156	155
Horn Mountain	10	17	13	22
Hugoton	3	3	4	3
	-------	-------	-------	-------
Total	251	251	248	257

Natural Gas (MMCF)
California	239	228	240	235
Hugoton	133	124	131	128
Permian	186	122	167	131
Horn Mountain	6	14	9	15
	-------	-------	-------	-------
Total	564	488	547	509

Latin America
Crude oil (MBBL)
Colombia	38	38	35	37
Ecuador	46	49	42	46
	-------	-------	-------	-------
Total	84	87	77	83

Middle East and North Africa
Crude oil (MBBL)
Oman	12	14	18	13
Qatar	42	44	43	44
Yemen	23	28	29	33
Libya	9	--	3	--
	-------	-------	-------	-------
Total	86	86	93	90

Natural Gas (MMCF)
Oman	35	88	51	52

Other Eastern Hemisphere
Crude oil (MBBL)
Pakistan	5	7	5	8

Natural Gas (MMCF)
Pakistan	81	73	77	74

Barrels of Oil Equivalent (MBOE)
Subtotal consolidated subsidiaries	539	539	536	544
Other Interests
Colombia-minority interest	(5)	(4)	(4)	(5)
Russia-Occidental net interest	27	27	27	29
Yemen-Occidental net interest	1	1	2	1
	-------	-------	-------	-------
Total Worldwide Production (MBOE)	562	563	561	569
=====================================	=======	=======	=======	=======

]

SIGNIFICANT TRANSACTIONS AND EVENTS AFFECTING EARNINGS

Occidental's results of operations often include the effects of significant transactions and events affecting earnings that vary widely and unpredictably in nature, timing and amount. Therefore, management uses a measure called "core earnings", which excludes those items. This non-GAAP measure is not meant to disassociate those items from management's performance, but rather is meant to provide useful information to investors interested in comparing Occidental's earnings performance between periods. Reported earnings are considered representative of management's performance over the long term. Core earnings is not considered to be an alternative to operating income in accordance with generally accepted accounting principles.

The following tables set forth the core earnings and significant items affecting earnings for each operating segment and corporate:

SIGNIFICANT TRANSACTIONS AND EVENTS AFFECTING EARNINGS (continued)

	Third Quarter
($ millions, except	----------------------------------
per-share amounts	2005	EPS	2004	EPS
=====================================	=======	=======	=======	=======
TOTAL REPORTED EARNINGS	$ 1,747	$ 4.32	$ 758	$ 1.91
	=======	=======	=======	=======
Oil and Gas
Segment Earnings	$ 1,760		$ 1,216
Less:
Hurricane insurance charge	(9)		--
	-------		-------
Segment Core Earnings	1,769		1,216
	-------		-------
Chemicals
Segment Earnings	3		141
Less:
Write-off of plants	(159)		--
Hurricane insurance charge	(5)		--
	-------		-------
Segment Core Earnings	167		141
	-------		-------
Total Segment Core Earnings	1,936		1,357
	-------		-------
Corporate
Corporate Results --
Non Segment*	(16)		(599)
Less:
Gain on sale of Premcor-
Valero shares	726		--
Reversal of tax reserves	335		--
Debt repurchase expense	(30)		--
Equity investment impairment	(15)		--
Equity investment hurricane
insurance charge	(2)		--
Hurricane insurance charge	(10)		--
Tax effect of pre-tax
adjustments	(178)		--
Discontinued operations, net**	2		(1)
Cumulative effect of accounting
changes, net**	3		--
	-------		-------
Corporate Core Results --
Non Segment	(847)		(598)
	-------		-------
TOTAL CORE EARNINGS	$ 1,089	$ 2.69	$ 759	$ 1.92
=====================================	=======	=======	=======	=======

 *Interest expense, income taxes, G&A expense and other,and non-core items.

**Amount shown after tax.

SIGNIFICANT TRANSACTIONS AND EVENTS AFFECTING EARNINGS (continued)

	Nine Months
($ millions, except	----------------------------------
per-share amounts	2005	EPS	2004	EPS
=====================================	=======	=======	=======	=======
TOTAL REPORTED EARNINGS	$ 4,129	$ 10.36	$ 1,826	$ 4.63
	=======	=======	=======	=======
Oil and Gas
Segment Earnings	$ 4,434		$ 3,111
Less:
Contract settlement	(26)		--
Hurricane insurance charge	(9)		--
	-------		-------
Segment Core Earnings	4,469		3,111
	-------		-------
Chemicals
Segment Earnings	442		289
Less:
Write-off of plants	(159)		--
Hurricane insurance charge	(5)		--
	-------		-------
Segment Core Earnings	606		289
	-------		-------
Total Segment Core Earnings	5,075		3,400
	-------		-------
Corporate
Corporate Results --
Non Segment*	(747)		(1,574)
Less:
Debt repurchase expense	(41)		--
Trust preferred redemption charge	--		(11)
Gain on sale of Lyondell shares	140		--
Gain on sale of Premcor-
Valero shares	726		--
State tax issue charge	(10)		--
Settlement of federal
tax issues	619		20
Reversal of tax reserves	335		--
Equity investment impairment	(15)		--
Equity investment hurricane
insurance charge	(2)		--
Hurricane insurance charge	(10)		--
Tax effect of pre-tax
adjustments	(225)		4
Discontinued operations, net**	2		(6)
Cumulative effect of accounting
changes, net**	3		--
	-------		-------
Corporate Core Results --
Non Segment	(2,269)		(1,581)
	-------		-------
TOTAL CORE EARNINGS	$ 2,806	$ 6.97	$ 1,819	$ 4.62
=====================================	=======	=======	=======	=======

 *Interest expense, income taxes, G&A expense and other,and non-core items.

**Amount shown after tax.

ITEMS AFFECTING COMPARABILITY OF CORE EARNINGS BETWEEN PERIODS

	Third Quarter		Nine Months
	----------------		----------------
($ millions)	2005	2004	2005	2004
=====================================	=======	=======	=======	=======
PRE-TAX
INCOME / (EXPENSE)

Oil & Gas
Exploration impairments	(1)	(14)	(86)	(59)

Corporate
Environmental remediation	(10)	--	(29)	--

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

OCCIDENTAL PETROLEUM CORPORATION
(Registrant)

DATE: October 31, 2005	/s/ Jim A. Leonard
Jim A. Leonard, Vice President and Controller (Principal Accounting and Duly Authorized Officer)

EXHIBIT INDEX

99.1	Press release dated October 31, 2005.

99.2	Full text of speeches given by Dr. Ray R. Irani and Stephen I. Chazen

99.3	Investor Relations Supplemental Schedules